Exhibit 4.9
FORM OF CONVERTIBLE NOTE
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, IN ITS SOLE DISCRETION, TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE.

CONVERTIBLE SUBORDINATED PROMISSORY NOTE
Ceres, Inc.
Thousand Oaks, California
     Ceres, Inc., a Delaware corporation, the principal office of which is located at 1535 Rancho Conejo Boulevard, Thousand Oaks, California 91320, or any corporation which shall succeed to or assume the obligations of Ceres, Inc. (the “Company”) under this Convertible Subordinated Promissory Note (this “Note”), for value received, hereby promises to pay to [•] (the “Holder”), or its registered assigns, the sum of [•] ($[•]) or such lesser amount as shall then equal the outstanding principal amount hereof, on the terms and conditions set forth hereinafter. The principal hereof, as set forth below, shall be due and payable upon the occurrence of an Event of Default (as defined below). Payment for any amounts due hereunder shall be made by mail to the Holder of this Note at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located. The issuance date of this Note shall be August 1, 2011 (the “Issuance Date”).
     The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1

     1. Interest. Neither the indebtedness evidenced by this Note nor any amounts owed hereunder shall bear interest.
     2. Events of Default. If any of the events specified in this Section 2 shall occur prior to the automatic conversion of this Note pursuant to Section 4 (herein individually referred to as an “Event of Default”), the entire outstanding principal amount shall immediately become due and payable. The Company expressly waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and all other notices of any kind.
     (a) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act, or any other applicable Federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official, of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or
     (b) If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.
     3. Prepayment. The Company may not prepay any outstanding principal amount due under this Note on or prior to the six month anniversary of the Issuance Date, except in the event of a Change of Control Transaction pursuant to Section 4.3 hereof.
     4. Conversion.
          4.1 Automatic Conversion.
     (a) If, on or prior to the six month anniversary of the Issuance Date, the Company consummates a sale of its common stock, par value $.01 per share (the “Common Stock”) in a bona fide, firm commitment underwriting pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock on either the New York Stock Exchange or the Nasdaq Global Market resulting on the date of closing of such offering in aggregate proceeds to the Company and any selling security holders of an amount not less than $40,000,000 (a “Qualified Initial Public Offering”), this Note shall be automatically converted on such date into shares of Common Stock at a price per share equal to the product of (A) the per share offering price to the public of the Common Stock in the Qualified Initial Public Offering as set forth on the cover of the Company’s final prospectus related to the Qualified Initial Public Offering, multiplied by (B) 0.80 (the “IPO Conversion Price”).
     (b) In the event that the Company does not consummate a Qualified Initial Public Offering on or prior to the six month anniversary of the Issuance Date, this Note (x) shall automatically be converted into shares of Series G Convertible Preferred Stock, par value $.01 per share, of the Company (the “Series G Preferred Stock”) at a price of $6.50 per share (the “Modified Conversion Price”) and (y) the Holder of this Note shall receive warrants to purchase shares of Common Stock (the “Warrants”) pursuant to Section 5 hereof, in each case on such date.
          4.2 Conversion Procedures. If this Note is automatically converted pursuant to Section 4.1 hereof, written notice shall be delivered to the Holder of this Note at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, (i) notifying the Holder of the conversion, specifying whether the conversion price is the IPO Conversion Price or the Modified Conversion Price, the principal amount of the Note to be converted, the date on which such conversion will occur and, if applicable, the number of Warrants to be received upon conversion of this Note pursuant to Section 5, and (ii) calling upon such Holder to surrender this Note to the Company, in the manner and at the place designated in such notice.
          4.3 Merger, Sale of Assets, Etc. If at any time prior to the conversion of this Note pursuant to Section 4.1, the Company consummates (i) a sale of all or substantially all of the assets of the Company to another corporation, or (ii) a merger or consolidation of the Company into another corporation, unless the stockholders of the Company shall own, immediately prior to such merger, consolidation or sale, at least a majority of the capital stock or voting power of the surviving or acquiring corporation (or a parent entity thereof) (each of (i) and (ii), a “Change of Control Transaction”), then the Holder of this Note shall be entitled to repayment of an amount equal to 2.0 times the outstanding principal amount of this Note.
          4.4 Adjustments for Stock Splits and Subdivisions. In the event the Company shall at any time or from time to time after the Issuance Date, fix a record date to effect a split or subdivision of the outstanding shares of Common Stock or to determine the holders of the outstanding shares of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Share Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Share Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the IPO Conversion Price or the Modified Conversion Price, as the case may be, shall be appropriate decreased so that the number of shares of Common Stock issuable upon conversion of this Note or the number of shares of Common Stock issuable upon conversion of the Series G Preferred Stock, as the case may be, shall be appropriately increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Share Equivalents.
          4.5 Adjustments for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Issuance Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the IPO Conversion Price or the Modified Conversion Price, as the case may be, shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of this Note or the number of shares of Common Stock issuable upon conversion of the Series G Preferred Stock, as the case may be, shall be decreased in proportion to such decrease in outstanding shares.
          4.6 Mechanics and Effect of Conversion. No fractional shares of Common Stock or Series G Preferred Stock, as the case may be, shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares of Common Stock or Series G Preferred Stock, as the case may be, to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be paid in cash. Upon the conversion of this Note pursuant to Section 4.1 above, the Holder shall surrender this Note, duly endorsed, at the principal executive office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder a certificate or certificates for the number of shares of Common Stock or Series G Preferred Stock, as the case may be, to which the Holder shall be entitled upon such conversion (bearing such legends as may be required by the agreement covering the issuance and sale of the Notes (the “Note Purchase Agreement”) and such other agreements and documents as may be contemplated thereby (together with the Note Purchase Agreement, the “Transaction Documents”), and applicable state and Federal securities laws in the opinion of counsel to the Company), together with the Warrants to the extent issuable pursuant to Section 5 and a check payable to the Holder for any cash amounts payable as described above. Such conversion shall be deemed to have been made upon the earlier to occur of: (i) the completion of a Qualified Initial Public Offering or (ii) the six month anniversary of the Issuance Date, as the case may be, and on and after such date the Holder of this Note entitled to receive the shares of Common Stock or Series G Preferred Stock, as the case may be, shall be treated for all purposes as the record Holder of such shares and a purchaser of such shares under the Note Purchase Agreement and shall be bound by the terms of the Transaction Documents. The shares of Common Stock or Series G Preferred Stock, as the case may be, shall be subject to the terms and have the rights, preferences, privileges and restrictions to be set forth in the Company’s Restated Certificate of Incorporation. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.
          5. Issuance of Warrants.
     (a) Upon conversion of this Note pursuant to Section 4.1(ii) hereof, the Holder shall receive a Warrant with a term of ten (10) years to acquire a number of shares of Common Stock equal to the number of shares of Series G Preferred Stock into which this Note has been converted pursuant to Section 4.1(ii) hereof.

     (b) The exercise price of the Warrants shall be $6.50, subject to adjustment pursuant to the terms thereof.
     (c) The terms of the Warrants are set forth in the form of Warrant Certificate attached hereto as Exhibit A.
          5.2 Subordination. Each Holder, by accepting the Note agrees that the principal, premium, if any, and other payment obligations of any kind evidenced by this Note are subordinated in right of payment, to the prior payment in full of all “Senior Indebtedness” of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed). The term “Senior Indebtedness” shall include: (i) money borrowed from banks, commercial finance lenders, insurance companies or other financial institutions regularly engaged in the business of lending money that is required to be senior to this Note by the terms of such indebtedness, (ii) indebtedness incurred in the ordinary course of business for the purpose of granting security interests in the Company’s accounts receivable or purchase orders for purposes of factoring or financing such accounts receivable or purchase orders respectively, or similar transactions, (iii) indebtedness identified as Senior Indebtedness (including all indebtedness under the Loan and Security Agreement dated as of January 29, 2010 between Silicon Valley Bank and the Company, as the same shall be amended, and (iv) purchase money security interests for equipment. The indebtedness evidenced by this Note shall be senior in right of payment in full to the prior payment in full of all indebtedness for borrowed money of the Company that is not Senior Indebtedness.
          In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or any liquidation, dissolution or winding-up of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents of all Senior Indebtedness, or provision shall be made for such payment in full, before the Holder of this Note shall be entitled to receive any payment or distribution of any kind or character (other than any payment or distribution in the form of equity securities or subordinated securities) on account of principal of, or premium, if any, or any other payment obligations on this Note; and any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than any payment or distribution in the form of equity securities or subordinated securities), by set-off or otherwise, to which the Holder of this Note would be entitled but for the provisions of this Section 5.2 shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy or receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives ratably accordingly to the aggregate amount remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holder of such Senior Indebtedness.
     6. Covenants of the Holder. In further consideration of the agreements of the Holder herein contained, the Holder hereby agrees with the Company that any shares of Common Stock or Series G Preferred Stock, as the case may be, issued pursuant to this Note or pursuant to the exercise of any Warrants shall be subject to the Amended and Restated Investors’ Rights Agreement dated June 25, 2010, as amended; and the Sixth Amended and Restated Right of First

Refusal and Co-Sale Agreement dated June 25, 2010, as amended and the Amended and Restated Voting Agreement dated June 25, 2010, as amended.
     7. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns and transferees of the Company.
     8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Holders of at least two-thirds of the principal amount of all then outstanding Notes; provided, however, that if such amendment, waiver or modification makes any change that, in the good faith judgment of the board of directors of the Company, as evidenced by a board resolution, adversely affects the rights of any Holder, such amendment, waiver and modification shall require the unanimous written consent of all the Holders of all then outstanding Notes.
     9. Transfer of this Note or Securities on Conversion Thereof. The Holder shall not offer, sell, transfer or otherwise dispose of this Note; provided, however, that the Holder may transfer this Note to its affiliates with the prior written consent of the Company. No Holder of this Note shall offer, sell, transfer or otherwise dispose of the securities into which this Note may be converted, except as provided in the Transaction Documents. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
     10. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon personal delivery to the party to be notified, five (5) days after deposit in the United States mail by registered, certified mail or express mail or three (3) days after deposit with Federal Express or United Parcel Service for overnight delivery, at the respective addresses of the parties as set forth herein. Any party hereto may by written notice so given change its address for future notice hereunder.
     11. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends shall be payable or accrued in respect of the shares of Common Stock or Series G Preferred Stock, as the case may be, obtainable hereunder until, and only to the extent that, this Note shall have been converted.
     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.
     13. Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the Company has caused this Note to be issued this ____ day of August 2011.

CERES, INC.
By:
Richard Hamilton
President and Chief Executive Officer

Name of Holder:
Address:

EXHIBIT A to Form of Convertible Note
Form of Warrant Certificate

FORM OF WARRANT AGREEMENT
     THIS WARRANT AND THE SECURITIES FOR WHICH IT MAY BE EXERCISED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THIS WARRANT MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, IN ITS SOLE DISCRETION, TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE.
     THE SECURITIES FOR WHICH THIS WARRANT MAY BE EXERCISED WILL BE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE HOLDER, THE COMPANY AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY AND AN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT AMONG THE HOLDER, THE COMPANY AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY. COPIES OF THESE AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE COMPANY.
WARRANT TO PURCHASE SHARES OF COMMON STOCK
OF
CERES, INC.
     This certifies that, for value received, [WARRANT HOLDER] (the “Holder”) is entitled, subject to the terms set forth below, to purchase from Ceres, Inc., a Delaware corporation (the “Company”) that certain number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), as determined in Section 1 below, upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price set forth in Section 3 below. The number of shares for which this Warrant shall be exercisable and the Exercise Price per share of Common Stock are subject to adjustment from time to time as provided in Section 10 below. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.
          1. Number of Shares. (a) This Warrant shall be exercisable for an aggregate of [•] shares (the “Shares”) of Common Stock, subject to adjustment pursuant to Section 10 hereof.
          2. Term of Warrant. This Warrant shall be exercisable at any time prior to the tenth anniversary of the date hereof. Nothing to the contrary withstanding, this Warrant shall terminate upon and may no longer be exercised after the occurrence of the merger or consolidation of the Company into, or the sale of all or substantially all of the Company’s assets to, another corporation, unless the stockholders of the Company immediately prior to such merger, consolidation or sale shall own, immediately after such merger, consolidation or sale, at least a majority of the capital stock or voting power of the surviving or acquiring corporation (or a parent entity thereof). The Company shall notify the Holder in writing of any transaction described in this Section 2 no later than thirty (30) days prior to, but not earlier than sixty (60) days prior to, the closing thereof.
          (b) To the extent that any Holder is required by law to make a filing or comply with a waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Hart-Scott-Rodino Act”), in connection with such Holder’s exercise of this Warrant, the Company and such Holder shall use commercially reasonable efforts to comply with such Act, to the extent required by law in order to enable such Holder to exercise this Warrant, at the expense of such Holder.
          (c) In the event that such Holder has not received the required clearance under the Hart-Scott-Rodino Act before the termination of this Warrant, the term of this Warrant shall be extended for a period of up to fifty (50) days from the 10th (tenth) anniversary of the date hereof.
          3. Exercise Price. The exercise price shall be $6.50 per share (the “Exercise Price”), subject to adjustment pursuant to Section 10 hereof.
          4. Exercise of Warrant.
     (a) The purchase rights for the Shares represented by this Warrant are exercisable by the Holder in whole or in part, such number of Shares and the Exercise Price being subject to adjustment as provided in Section 10 below, at any time, or from time to time, during the term hereof as described in Section 2 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash, by cashier’s check or by wire transfer in immediately available funds, of the purchase price of the Shares to be purchased.

     (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) business days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised. All other terms and conditions of such amended Warrant shall be identical to those contained herein. If the Holder shall have received a notice from the Company as contemplated by Section 2 hereof, the Holder may exercise this Warrant conditioned upon the closing of the offering, merger, consolidation or sale that is referenced in such notice.
     (c) Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by the surrender of this Warrant at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the records of the Company) together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder and notice of such election, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:
X = Y(A-B)
     A

Where	X	=	the number of shares of Common Stock to be issued to the Holder

	Y	=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

	A	=	the fair market value of one share of the Common Stock (at the date of such calculation)

	B	=	Exercise Price (as adjusted to the date of such calculation)
For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined as follows:
(i) in the event that the Common Stock is listed or admitted to trading on the NASDAQ Global Market or any other national securities exchange, the average of the last reported sales price on such exchange for the ten (10) consecutive trading days prior to the date of determination of such fair market value;
(ii) in the event such security is no longer listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the reported closing bid and ask prices in the over-the-counter market on such date as shown by the NASD automated quotation system, or if such securities are not then quoted on such system, as published by the Pink OTC Markets Inc. or any similar successor organization, and in either case as reported by any member firm of any national securities exchange selected by the Company; or
(iii) in the event clauses (i) or (ii) are not applicable, the fair market value as determined by the Company’s Board of Directors in good faith.
          5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.
          6. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an affidavit of loss of stock certificate and indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.
          7. Rights of Stockholders. Subject to Section 10 of this Warrant, the Holder, in its capacity as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company, such as any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise), to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have been issued, as provided herein.
          8. Transfer of Warrant.
     (a) Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company

may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.
     (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 8(a) above, issuing the Shares or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of such agent.
     (c) Transferability and Non-negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without the prior written consent of the Company. Any transfer of this Warrant must comply with the requirements of this Section 8, and any assignee or transferee of this Warrant shall be required to accept this Warrant subject to all rights and obligations of the Holder set forth herein. In addition, this Warrant may not be transferred in whole or in part without compliance with all applicable Federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). Notwithstanding anything to the contrary herein, this Warrant is, and the securities for which it may be exercised will be, subject to the restrictions on transfer set out in the Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement dated June 25, 2010, as amended (the “Right of First Refusal and Co-Sale Agreement”), among the Company, the Investors (as defined therein) and the Founders (as defined therein), except as provided in Section 3.2 of such Right of First Refusal and Co-Sale Agreement.
     (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with all applicable Federal and state securities laws, and with the limitations on assignments and transfers and contained in this Section 8, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Shares issuable upon exercise thereof.
     (e) Compliance with Securities Laws.
     (2) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and that the Holder will not offer, sell, pledge, hypothecate or otherwise transfer or dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities or blue sky laws.
     (3) This Warrant and all Shares issued upon exercise hereof shall be stamped or imprinted with legends in substantially the following forms (in addition to any legend required by state securities laws or any agreement to which the Holder is a party):
     (i) “THIS WARRANT AND THE SECURITIES FOR WHICH IT MAY BE EXERCISED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS, AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. THE ISSUER OF THIS WARRANT MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, IN ITS SOLE DISCRETION, TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY SECURITIES REPRESENTED BY THIS CERTIFICATE.”
     (ii) “THE SECURITIES FOR WHICH THIS WARRANT MAY BE EXERCISED ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE HOLDER, THE CORPORATION AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY AND AN AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT AMONG THE HOLDER, THE COMPANY AND CERTAIN HOLDERS OF CAPITAL STOCK OF THE COMPANY. COPIES OF THESE AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST OF THE SECRETARY OF THE COMPANY.”
          2. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the issuance of the Shares upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Restated Certificate of Incorporation, as the same shall be amended from time to time (the “Charter”) to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all Shares that may be issued upon the exercise of this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price all as set forth herein, will be duly authorized, validly issued and fully paid and non-assessable. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares upon the exercise of this Warrant.
          3. Adjustments. The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:
          3.1 Merger, Sale of Assets, Etc.
     (a) If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, as a part of such reorganization, merger or consolidation, if any portion of the Warrant remains unexercised prior to such reorganization, merger or consolidation, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the periods specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger or consolidation, which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation or merger if this Warrant had been exercised immediately before such reorganization, merger or consolidation, all subject to further adjustment as provided in this Section 10. The foregoing provisions of this Section 10.1 shall similarly apply to successive reorganizations, consolidations or mergers, and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.
     (b) Notices of Record Date. In the event that the Company shall propose at any time to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then the Company shall send to the holder of this Warrant at least ten (10) days’ prior written notice of the date on which a record shall be taken for determining rights to vote in respect of such event.
          3.2 Reclassification, etc. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.
          3.3 Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (including cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of Shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (including cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 10.
          3.4 Adjustment for Issuance of Additional Stock. If while this Warrant, or any portion hereof, remains outstanding and unexpired the Company shall issue any capital stock or other securities that results in a decrease in the Conversion Price (as such term is defined in the Charter) of the Company’s Series G Preferred Stock, then concurrent with such reduction of such Conversion Price, the Exercise Price shall be reduced to the amount of such Conversion Price.
          3.5 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.
          4. Miscellaneous.
          4.1 Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.
          4.2 Entire Agreement. This Warrant, the exhibits and schedules hereto, and the documents referred to herein, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.
          4.3 Binding Effect. This Warrant and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns, and the Holder and its permitted successors and assigns.
          4.4 Waiver; Consent. Any term of this Warrant may be amended with the written consent of the Company and the Holder(s). No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
          4.5 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized on [•], 2012.

CERES, INC.
By:
	Name:	Richard Hamilton
	Title:	President and Chief Executive Officer

[HOLDER]
By:
Name:
Title:

NOTICE OF EXERCISE
To: Ceres, Inc.
          (A) The undersigned hereby elects to purchase _____ shares of Common Stock, par value $.01 per share, of Ceres, Inc. (the “Shares”), pursuant to the terms of the attached Warrant.
          (B) The undersigned tenders herewith payment of the purchase price for such Shares in full:
☐	in cash

☐	elects to receive a number of shares upon exercise calculated in accordance with Section 4(c) of the Warrant, if such section is applicable at the date of exercise.
          (C) In exercising this Warrant, the undersigned hereby confirms and acknowledges that (i) the Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, for investment, and that the undersigned will not offer, sell, pledge, hypothecate or otherwise transfer or dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue sky laws, and (ii) the undersigned is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act).
          (C) Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

[Name]

[Name]

          (E) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

[Name]

Date:_______________, 20__
[Signature]

FORM OF ASSIGNMENT
(To be executed by the registered holder hereof)
     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undersigned under this Warrant with respect to the number of shares of Common Stock, par value $.01 per share, of Ceres, Inc. covered thereby set forth below:

	Address and Jurisdiction	Number of Shares
Name of Assignee	of Organization	of Common Stock

Dated: _______________
Signature of Registered Holder

Name of Registered Holder (Please Print)

Witness: